                                                                    EXHIBIT 99.3

                        COMMON STOCK PURCHASE AGREEMENT

                                    BETWEEN

                        TEXAS BIOTECHNOLOGY CORPORATION

                                      AND

                             SMITHKLINE BEECHAM PLC

                                     DATED

                                 AUGUST 5, 1997

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
1.       Purchase and Sale of Shares  . . . . . . . . . . . . . . . . . . . 1
         1.1.    Shares . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.2.    Put Option . . . . . . . . . . . . . . . . . . . . . . . . 2

2.       Representations of the Company . . . . . . . . . . . . . . . . . . 2
         2.1.    Organization and Corporate Power . . . . . . . . . . . . . 2
         2.2.    Authorization  . . . . . . . . . . . . . . . . . . . . . . 2
         2.3.    Capitalization . . . . . . . . . . . . . . . . . . . . . . 2
         2.4.    Commission Reports . . . . . . . . . . . . . . . . . . . . 3
         2.5.    No Material Adverse Change . . . . . . . . . . . . . . . . 3
         2.6.    Litigation . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.7.    No Breach  . . . . . . . . . . . . . . . . . . . . . . . . 4
         2.8.    Contracts  . . . . . . . . . . . . . . . . . . . . . . . . 4
         2.9.    Proprietary Rights; Intellectual Property  . . . . . . . . 4
         2.10.   Compliance with Laws . . . . . . . . . . . . . . . . . . . 5
         2.11.   Encumbrances . . . . . . . . . . . . . . . . . . . . . . . 5
         2.12.   Insurance  . . . . . . . . . . . . . . . . . . . . . . . . 5
         2.13.   Information Supplied to Purchaser  . . . . . . . . . . . . 5

3.       Representations of the Purchaser . . . . . . . . . . . . . . . . . 5
         3.1.    Investment . . . . . . . . . . . . . . . . . . . . . . . . 6
         3.2.    Authority  . . . . . . . . . . . . . . . . . . . . . . . . 6
         3.3.    Experience . . . . . . . . . . . . . . . . . . . . . . . . 6

4.       Indemnification; Remedies  . . . . . . . . . . . . . . . . . . . . 6
         4.1.    Indemnification  . . . . . . . . . . . . . . . . . . . . . 6
         4.2.    Remedies . . . . . . . . . . . . . . . . . . . . . . . . . 6

5.       Closing Deliveries and Conditions  . . . . . . . . . . . . . . . . 7
         5.1.    Representations, Warranties and Covenants  . . . . . . . . 7
         5.2.    Certificates and Documents . . . . . . . . . . . . . . . . 7
         5.3.    Other Matters  . . . . . . . . . . . . . . . . . . . . . . 7

6.       Information to be Furnished  . . . . . . . . . . . . . . . . . . . 8

7.       Registration Rights  . . . . . . . . . . . . . . . . . . . . . . . 8
         7.1.    Certain Definitions  . . . . . . . . . . . . . . . . . . . 8
         7.2.    Sale or Transfer of Shares; Legend . . . . . . . . . . . . 8
         7.3.    Piggy-back Registration  . . . . . . . . . . . . . . . . . 9

         7.4.    Registration Procedures  . . . . . . . . . . . . . . . .  10
         7.5.    Allocation of Expenses . . . . . . . . . . . . . . . . .  10
         7.6.    Indemnification  . . . . . . . . . . . . . . . . . . . .  11
         7.7.    Information by Holder  . . . . . . . . . . . . . . . . .  13
         7.8.    Rule 144 Requirements  . . . . . . . . . . . . . . . . .  13
         7.9.    Non-transferable Rights  . . . . . . . . . . . . . . . .  13

8.       Successors and Assigns . . . . . . . . . . . . . . . . . . . . .  13

9.       Survival of Representations and Warranties . . . . . . . . . . .  13

10.      Dispute Resolutions  . . . . . . . . . . . . . . . . . . . . . .  13

11.      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

12.      Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

13.      Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . .  15

14.      Amendments and Waivers . . . . . . . . . . . . . . . . . . . . .  15

15.      Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . .  15

16.      Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

17.      Severability . . . . . . . . . . . . . . . . . . . . . . . . . .  15

18.      Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . .  15

                        COMMON STOCK PURCHASE AGREEMENT

         This Common Stock Purchase Agreement (this "Agreement") dated as of August 5, 1997 is between Texas Biotechnology Corporation, a Delaware corporation (the "Company"), and SmithKline Beecham plc, an English public limited company (the "Purchaser").

         In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto hereby agree as follows:

1.       Purchase and Sale of Shares.

         1.1. Shares. Subject to satisfaction of the conditions set forth in Section 5, at the Closing (as defined in Section 5) the Company shall sell and issue to the Purchaser and the Purchaser shall purchase from the Company the number of shares (the "Purchased Shares") of the Company's common stock, par value $.005 per share ("Common Stock"), under the terms and conditions set forth in this Agreement. The number of Purchased Shares issuable to Purchaser shall be equal to the number of shares of Common Stock calculated by dividing
(i) $1,000,000 by (ii) $5.65.   Subject to satisfaction of the conditions set
forth in Section 5, at the Additional Closing (as defined in Section 5) the Company shall sell and issue to the Purchaser and the Purchaser shall purchase from the Company the number of shares (the "Additional Purchased Shares") of the Common Stock under the terms and conditions set forth in this Agreement. The number of Additional Purchased Shares issuable to Purchaser shall be equal to the number of shares of Common Stock calculated by dividing (i) $2,000,000 by (ii) the Average Company Stock Price (as defined herein). Any fractional shares resulting from the calculations set forth in this Section 1.1 shall be rounded up to the nearest whole share. The $1,000,000 and $2,000,000 purchase price for the Purchased Shares and Additional Purchased Shares, respectively, shall be payable as set forth in Section 5.

         (a) The term "Average Company Stock Price" shall mean the average of the last reported sale price regular way of the Common Stock on the American Stock Exchange as reported by the Wall Street Journal, or if not so reported, as reported on the principal trading market on which the Common Stock is then publicly traded (or if the principal market on which the Company's Common Stock is then traded does not report prices on the basis of sale transactions, the average of the closing bid and ask prices for the Common Stock) calculated for
(i) the ten (10) days immediately preceding the Put Option Date (as defined in Section 1.2), (ii) the Put Option Date, and (iii) the nine (9) Trading Days immediately following the Put Option Date.

         (b) The term "Trading Days" shall mean the days on which the Company's Common Stock is traded on the American Stock Exchange, or the principal trading market on which the Common Stock is then publicly traded if other than the American Stock Exchange.

         1.2. Put Option. Subject to completion of the Closing, the Company shall have the option to require the Purchaser to purchase all of the Additional Purchased Shares under the terms and conditions set forth in this Agreement (the "Put Option"). The Put Option shall be exercisable by the Company at any time after the execution and delivery of this Agreement until 5:00 p.m. Houston, Texas time on the one-year anniversary of the date of this Agreement (the "Anniversary Date"); provided that the Company shall not exercise the Put Option at any time when any of the closing prices used to compute the Average Company Stock Price are for dates prior to the ex-dividend date for any distribution with respect to the Common Stock unless the Purchaser receives such distribution with respect to the Additional Purchased Shares. If the Company wishes to exercise the Put Option, it shall do so by delivering to the Purchaser a written notice of intent to exercise the Put Option. The "Put Option Date" shall be the date such notice is deemed given to the Purchaser as set forth under Section 11. The Purchaser shall not be entitled to any rights as holder of the Additional Purchased Shares or to any rights under Section 7 of this Agreement with respect to such Additional Purchased Shares until completion of the Additional Closing.

2. Representations of the Company. Except as set forth in the disclosure schedule delivered to the Purchaser on the Closing Date and Additional Closing Date hereof (the "Disclosure Schedule"), the section numbers of which are numbered to correspond to the sections of this Agreement to which they refer, the Company represents and warrants to the Purchaser as follows:

         2.1. Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the business, assets, prospects, results of operations or financial condition of the Company (the "Business of the Company"). The Company has full corporate power and authority to own its property, to carry on its business as now conducted, to enter into and perform this Agreement and to carry out the transactions contemplated hereby. The copies of the Certificate of Incorporation and Bylaws of the Company previously furnished by the Company to the Purchaser were true and complete as of the dates furnished and have not been amended or rescinded.

         2.2. Authorization. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate or other action of the Company and this Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms. The issuance, sale and delivery of the Purchased Shares and Additional Purchased Shares in accordance with this Agreement has been duly authorized by all necessary corporate action on the part of the Company. The Purchased Shares and Additional Purchased Shares when so issued, sold and delivered in accordance with the provisions of this Agreement will be duly and validly issued, fully paid and nonassessable, and Purchaser will acquire good and valid title thereto, free and clear of any liens, claims or encumbrances of any type other than those created or caused by Purchaser.

         2.3. Capitalization. The authorized capital stock of the Company consists of: (i) 75,000,000 shares of Common Stock, of which 26,003,000 shares are issued and outstanding as of June 30, 1997; and (ii) 5,000,000 shares of preferred stock, par value $.005 per share ("Preferred Stock"), of which 6,000 shares of 5% Convertible Preferred Stock ("5% Preferred") have been designated and 4,600 shares of 5% Preferred are issued and outstanding as of June 30, 1997. All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid and nonassessable. As of June 30, 1997, the Company has reserved approximately 13.0 million shares of Common Stock for issuance (i) pursuant to outstanding options, warrants, and other contingent agreements, and (ii) upon conversion of the 5% Preferred. No shares of Common Stock are entitled to preemptive rights. Except as set forth above, there are no subscriptions, options, conversion or exchange rights, warrants, repurchase or redemption agreements, or other agreements, claims or commitments of any nature whatsoever obligating the Company to issue, transfer, deliver, sell, repurchase or redeem shares of its capital stock or other securities or obligating the Company to grant, extend or enter into any such agreement or commitment. There are no voting trusts or other agreements or understandings with respect to the voting of the capital stock of the Company to which the Company is a party. Except as contemplated by this Agreement and as set forth in the Commission Reports (as defined herein), no person has any rights with respect to the registration of any capital stock of the Company under the Securities Act of 1933, as amended (the "Act"). The execution, delivery and performance of this Agreement will not trigger any anti-dilution protection provisions given by the Company to any person or entity (including without limitation any stockholder, lender, warrant-holder, lessor and/or licensor).

         2.4. Commission Reports. The Company has previously delivered to the Purchaser true and complete copies of (i) its annual report on Form 10-K for the year ended December 31, 1996 as filed with the Securities and Exchange Commission (the "Commission"), (ii) all proxy statements relating to meetings of the Company's stockholders held during 1997 and (iii) all other reports, registration statements and prospectuses filed by the Company with the Commission since December 31, 1996, including the Company's Quarterly Report on Form 10-Q for the three-month period ended March 31, 1997. As of their respective dates, such reports, statements and prospectuses (the "Commission Reports") complied in all material respects with applicable Commission requirements and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has filed and is current in filing all applicable securities filings with any federal or state securities authorities.

         2.5. No Material Adverse Change. Since March 31, 1997, there has not been any material adverse change in the Business of the Company, which would require the Company to file a Form 8-K with the Commission, except as has been previously filed or otherwise reported in the Commission Reports.

         2.6. Litigation. There are no actions, suits or claims or legal, administrative or arbitration proceedings pending or, to the knowledge of the Company, threatened against the Company, that individually or in the aggregate could have a material adverse effect upon the transactions contemplated hereby or the Business of the Company, and there is no judgment, injunction, decree or order of any court or other governmental or public authority or agency outstanding against the Company or otherwise relating to the Business of the Company. To the knowledge of the Company, there is no fact, event or circumstance now in existence that reasonably could be expected to give rise to any suit, action, claim, investigation or proceeding that individually or in the aggregate could have a material adverse effect upon the transactions contemplated hereby or the Business of the Company.

         2.7. No Breach. The Company's execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not: (i) violate any provision of the charter or bylaws of the Company;
(ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any material instrument, contract or other agreement to which the Company is a party or to which it or any of its assets or properties is bound or subject; (iii) violate any law, ordinance or regulation or any order, judgment, injunction, decree, permit or other requirement of any court, arbitrator or governmental or regulatory body applicable to the Company or by which any of its assets or properties is bound;
(iv) require any filing with, notice to, or permit, consent or approval of, any governmental or regulatory body; or (v) result in the creation of any lien or other encumbrance on the assets or properties of the Company.

         2.8. Contracts. All contracts and agreements that are material to the Business of the Company are valid, subsisting, in full force and effect, and are binding upon the Company, subject to bankruptcy, moratorium or other laws affecting creditors generally. To the knowledge of the Company, but without further inquiry, such contracts and agreements are binding upon the other parties thereto in accordance with their terms, subject to bankruptcy, moratorium or other laws affecting creditors generally. The Company is not in default under any of such agreements or contracts, which default could have a material adverse effect on the Business of the Company, nor, to the knowledge of the Company, but without further inquiry, is any other party to any such contract or agreement in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder.

         2.9.    Proprietary Rights; Intellectual Property.

         (a) The Company owns or possesses, directly or indirectly, adequate license or other rights to use all trademarks, servicemarks, trade names, patents, patent rights, inventions, copyrights, know-how, licenses, approvals and governmental authorizations (collectively, "Proprietary Rights") material to the conduct of the Business of the Company as now conducted or as proposed to be conducted by it as described in the Commission Reports. Except as disclosed in the Commission Reports, the expiration of any Proprietary Right would not have a material adverse effect on the Business of the Company.

         (b) The Company has not received any notice of infringement of or conflict with (and knows of no such infringement of or conflict with) any proprietary right of others which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the Business of the Company. The discoveries, inventions, products or processes referred to in the Commission Reports do not, to the knowledge of the Company, infringe or conflict with any third-party right or patent, or any discovery, invention, product or process which is the subject of any unlicensed patent application known to the Company which could have a material adverse effect on the Business of the Company.

         (c) The Company is not aware of any infringement by any third party on, or any competing claim of the right to use or own any of its Proprietary Rights that could significantly impair the value of a Proprietary Right.

         2.10. Compliance with Laws. The Company currently holds and is in compliance with the terms of all licenses, permits and authorizations necessary for the lawful conduct of the Business of the Company, except where noncompliance in the aggregate would not have a material adverse effect on the Business of the Company. The Company has complied with, and is not in violation of, or in default in any respect under, the applicable statutes, ordinances, rules, regulations, orders or decrees of all federal, state, local and foreign governmental bodies, agencies and authorities having or asserting jurisdiction over it or over any part of its operations or assets (including without limitation environmental laws and the Employee Retirement Income Security Act of 1974, as amended), except for such violations and defaults that in the aggregate would not have a material adverse effect on the Business of the Company.

         2.11. Encumbrances. The Company has good and valid title to all of the properties, interests in properties and assets real, personal or mixed, tangible, owned or reflected in its most recent financial statements contained in the Commission Reports, free and clear of all mortgages, judgments, claims, liens, security interests, pledges, escrows, charges or other encumbrances, except for those which would not have a material adverse effect on the Business of the Company.

         2.12. Insurance. All the insurable properties of the Company are insured for the benefit of the Company in amounts deemed adequate by the Company against all risks usually insured against by persons operating similar properties in the localities in which such properties are located under policies in effect and issued by insurers of recognized responsibility.

         2.13. Information Supplied to Purchaser. The representations, warranties and statements made by the Company in this Agreement and in the Disclosure Schedule and certificates delivered pursuant hereto do not contain any untrue statement of a material fact and, when taken together, do not omit to state any material fact necessary to make such representations, warranties and statements, in light of the circumstances under which they are made, not misleading.

3. Representations of the Purchaser. The Purchaser represents and warrants to the Company as follows:

         3.1. Investment. The Purchaser is acquiring the Purchased Shares and the Additional Purchased Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and the Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. The Purchaser acknowledges and agrees that the Purchased Shares and the Additional Purchased Shares have been issued to Purchaser pursuant to an exemption from registration under applicable federal and state securities laws and may not be offered, sold or otherwise disposed of without compliance with said laws, and that the Purchased Shares and the Additional Purchased Shares are therefore "restricted securities" as defined in Rule 144 promulgated under the Act. The certificate representing the Purchased Shares and the Additional Purchased Shares will bear a restrictive legend to the foregoing effect as set forth in Section 7.2(b) below.

         3.2. Authority. The Purchaser has full power and authority to execute, deliver and perform this Agreement in accordance with its terms. The Purchaser has not been organized, reorganized, or recapitalized specifically for the purpose of acquiring the Purchased Shares and the Additional Purchased Shares. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate or other action of the Purchaser and this Agreement is a valid and binding obligation of the Purchaser, enforceable in accordance with its terms.

         3.3. Experience. The Purchaser has adequate net worth and means to provide for its current needs and contingencies and the financial capacity to sustain a complete loss of its investment in the Company. The Purchaser is an "accredited investor" within the meaning of Rule 501(a) under the Act.

4.       Indemnification; Remedies

         4.1. Indemnification. The Company shall indemnify, defend and hold the Purchaser and its officers, directors, agents and representatives harmless against all liabilities, losses and damages, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses), arising from the untruth, inaccuracy or breach of any of the representations, warranties, covenants or agreements of the Company herein.
The Purchaser shall indemnify, defend and hold the Company harmless against all liabilities, losses or damages, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses) arising from the untruth, inaccuracy or breach of any of the representations, warranties, covenants or agreements of the Purchaser herein.

         4.2. Remedies. In case the Company shall breach any one or more of its covenants and/or agreements set forth in this Agreement, the Purchaser may proceed to enforce its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained herein.

5. Closing Deliveries and Conditions. The closing of the sale and purchase of the Purchased Shares and the Additional Purchased Shares (the "Closing" and the "Additional Closing," respectively,) shall take place at the offices of Porter & Hedges, L.L.P., counsel to the Company, in Houston, Texas. The Closing shall occur on the same date as the execution and delivery of this Agreement (the "Closing Date"). The Additional Closing shall occur on the date mutually agreed to by the Company and the Purchaser (the "Additional Closing Date"), or if the Company and the Purchaser cannot agree, then the Additional Closing Date shall be the tenth (10th) business day following the Put Option Date. At the Closing and the Additional Closing, the Company shall deliver to the Purchaser a certificate representing the Purchased Shares and the Additional Purchased Shares, respectively, registered in the name of the Purchaser against payment of the purchase price by wire transfer, certified or cashier's check or other method acceptable to the Company. The Purchaser's obligation to purchase the Purchased Shares and the Additional Purchased Shares is subject to the fulfillment of the following conditions on or before the Closing Date and the Additional Closing Date, respectively.

         5.1. Representations, Warranties and Covenants. Each representation and warranty contained in Section 2 shall be true and correct in all material respects on and as of the applicable Closing Date and Additional Closing Date with the same effect as if such representation and warranty had been made on and as of that date and, the Company shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by it under this Agreement as of such Closing Date and Additional Closing Date.

         5.2. Certificates and Documents. The Purchaser shall have received:

         (a) A copy of the Certificate of Incorporation of the Company, as in effect as of the most recent practicable date prior to the Closing and the Additional Closing, as applicable, certified by the Secretary of State of the State of Delaware, respectively, and a certificate, as of the most recent practicable date, of the Secretary of State of all applicable jurisdictions as to the Company's corporate good standing; and

         (b) A certificate of the Secretary or Assistant Secretary of the Company dated the Closing Date and the Additional Closing Date, as applicable, certifying as to (i) the incumbency of officers of the Company executing this Agreement and all other documents executed and delivered in connection herewith, (ii) the Bylaws of the Company, and (iii) a copy of the resolutions of the Board of Directors of the Company authorizing the Company's execution, delivery and performance of this Agreement and the transactions contemplated hereby.

         5.3. Other Matters. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions, shall be reasonably satisfactory in substance and form to the Purchaser and its counsel, and the Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

6. Information to be Furnished. For so long as any Purchased Shares and Additional Purchased Shares issued hereunder are held by the Purchaser and represent more than 1% of the then outstanding Common Stock, the Company will furnish promptly to the Purchaser copies of (i) all financial statements, periodic and special reports, press releases and investor relations materials as the Company may distribute generally to the holders of its Common Stock or to securities analysts, (ii) each report and proxy statement filed by the Company with the Commission pursuant to Section 13(a), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and (iii) all press releases.

7.       Registration Rights.

         7.1. Certain Definitions. As used in this Section 7 and elsewhere in this Agreement, the following terms shall have the following respective meanings:

         "Registrable Shares" means (i) the Purchased Shares and Additional Purchased Shares when issued and (ii) any other shares of Common Stock issued and outstanding in respect of the shares referred to in (i) because of stock splits, stock dividends, subdivisions, combinations, reclassifications, recapitalizations, or similar events. However, all such shares shall cease to be Registrable Shares (i) when such shares become eligible for resale under subsection (k) of Rule 144 by persons who are not affiliates of the Company,
(ii) upon any transfer that results in the purchaser of such shares receiving shares that are not "restricted securities" within the meaning of Rule 144, or
(iii) upon any transfer to a person or entity that, by virtue of Section 7.9 hereof is not entitled to the rights set forth in this Section 7.

         "Rule 144" means Rule 144 promulgated under the Act or any successor provision.

         7.2.    Sale or Transfer of Shares; Legend.

         (a) The Registrable Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Act and applicable state securities laws, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of such laws.

          (b) Each certificate representing the Registrable Shares shall bear a legend substantially in the following form:

         "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities law and may not be transferred except (i) pursuant to an effective registration statement under the Act or (ii) upon first furnishing to the Company an opinion of counsel satisfactory to it that such transfer is not in violation of the registration requirements of the Act or any state securities law."

         The foregoing legend shall be removed from the certificates representing any Registrable Shares at the request of the holder thereof, at such time as they become registered under the Act or eligible for resale pursuant to subsection (k) of Rule 144 by persons who are not affiliates of the Company.

         7.3.    Piggy-back Registration.

         (a) If the Company proposes to register any of its Common Stock under the Act (other than a registration statement required to be filed in respect of employee benefit plans of the Company or any registration statement relating to acquisitions) in an underwritten offering of Common Stock by the Company, the Company will give written notice to the Purchaser of its intention to do so. Upon the written request (stating the intended method of disposition of such Common Stock) of the Purchaser, given within ten (10) days after transmittal by the Company to the Purchaser of such notice, the Company will, subject to the limitations contained in this Section 7.3, use all commercially reasonable efforts to cause all such Purchased Shares and Additional Purchased Shares, as applicable, of the Purchaser to be registered under the Act, all to the extent requisite to permit the sale for value by the Purchaser of the Purchased Shares and Additional Purchased Shares, as applicable, so registered. However, if the underwriter managing such registration notifies the holders in writing that market or economic conditions limit the amount of securities which may reasonably be expected to be sold, the number of shares to be included in such registration of the Purchaser and all other holders of Common Stock with bona fide contractual registration rights shall be reduced pro rata based on the number of shares of Common Stock with respect to which registration is requested by the Purchaser and each other person exercising such contractual registration rights.

         (b) The Purchaser shall be entitled to participate in the sale of Purchased Shares and Additional Purchased Shares held at such time by the Purchaser under no more than one registration statement pursuant to Section 7.3(a) hereof. However, if the Additional Closing Date is subsequent to the Purchaser's participation in an underwritten public offering pursuant to
Section 7.3, the Purchaser shall thereafter be entitled to participate in the sale of Additional Purchased Shares under no more than one registration statement pursuant to Section 7.3(a) hereof. Notwithstanding anything in this Agreement to the contrary, the Purchaser will not be permitted to sell any Purchased Shares or Additional Purchased Shares pursuant to the rights granted under this Section 7.3 in the Company's first underwritten offering of Common Stock to occur after the Closing Date. If the Purchaser disapproves of the terms of any such registration, it may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

         (c) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 7.3 prior to the effectiveness of such registration whether or not the Purchaser has elected to include securities in such registration.

         7.4.    Registration Procedures.

         (a)     If and whenever the Company is required by the provisions of
Section 7.3(a) to use all commercially reasonable efforts to effect the registration of the Registrable Shares under the Act, the Company shall:

         (i) as expeditiously as possible furnish to the Purchaser who so requests such reasonable numbers of copies of a current prospectus under the Registration Statement, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as the Purchaser may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the Purchaser; and

         (ii) as expeditiously as possible use all commercially reasonable efforts to register or qualify the Registrable Shares under the securities or Blue Sky laws of such states as any Purchaser shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the public sale or other disposition in such jurisdictions of the Registrable Shares; provided, however, that the Company shall not be required in connection with this paragraph to qualify as a foreign corporation in any jurisdiction.

         (b) From the date of this Agreement through the Anniversary Date, unless the Purchaser is selling Registrable Securities pursuant to the exercise of its rights in this Section 7.3 in connection with any offering by the Company, the Purchaser may not sell, offer, contract to sell or otherwise dispose of any Registrable Shares during the period commencing with the date 10 days prior to and ending on the date 90 days immediately following the effective date of, any registration statement pertaining to securities to be sold by the Company (other than a registration of securities for Rule 145 transaction or in connection with an employee benefit plan), provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective and has not withdrawn such registration statement or suspended sales thereunder. Following the Anniversary Date, and so long thereafter as the Purchaser holds Registrable Securities, the Purchaser agrees to not sell, offer, contract to sell or otherwise dispose of the Registrable Securities pursuant to the same terms and conditions set forth in any lockup agreement that (i) the Company's officers and directors and (ii) any Company shareholder, which beneficially owns no more than the number of shares of Common Stock as the Purchaser, have executed in connection with an underwritten public offering by the Company.

         7.5. Allocation of Expenses. Except as hereinafter set forth, the Company shall pay all expenses incurred by the Company in complying with this
Section 7, including, without limitation, all registration and filing fees, printing expenses, accounting and consulting fees, fees and disbursements of counsel for the Company, out-of-pocket expenses of the Company and, state Blue Sky fees and expenses. Purchaser shall only pay brokerage commissions, discounts, fees and expenses incurred by it (including fees of its counsel).

         7.6. Indemnification. In the event of any registration of any of the Registrable Shares under the Act pursuant to this Section 7, then to the extent permitted by law the Company shall indemnify and hold harmless the Purchaser, each underwriter of such Registrable Shares and each other person, if any, who controls Purchaser or such underwriter within the meaning of the Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which Purchaser, such underwriter or controlling person may become subject under the Act, the Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company shall reimburse Purchaser, such underwriter and each such controlling person for any legal or any other expenses reasonably incurred by Purchaser, such underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company in writing, by or on behalf of Purchaser, such underwriter or controlling person specifically for use in the preparation thereof.

         In the event of any registration of any of the Registrable Shares under the Act pursuant to this Section 7, then to the extent permitted by law, the Purchaser severally and not jointly, shall indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Act, Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made solely in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Purchaser, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of the Purchaser hereunder shall be limited to an amount equal to the proceeds to the Purchaser of Registrable Shares sold as contemplated herein.

         An underwriter shall not be entitled to indemnification pursuant to this Section 7.6 in the event that it fails to deliver to the Purchaser any preliminary or final or revised prospectus, as required by the rules and regulations of the Commission. No indemnification shall be provided pursuant to this subsection in the event that any error in a preliminary prospectus of the Company is subsequently corrected in the final prospectus of the Company for a particular offering, and such final prospectus is delivered to all purchasers in the offering prior to the date of purchase of the securities.

         Each party entitled to indemnification under this Section 7.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7.6 unless the Indemnifying Party is materially prejudiced thereby. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

         If the indemnification provided for in this Section 7.6 shall for any reason be held by a court to be unavailable to an Indemnified Party in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable pursuant to such indemnification, the Indemnified Party and the Indemnifying Party shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the Company and the Purchaser which resulted in such loss, claims, damage or liability, or action in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company and Purchaser from the offering of the securities covered by such Registration Statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Such persons' obligations to contribute as provided in this paragraph are several in proportion to the relative value of their respective Registrable Shares covered by such Registration Statement and not joint. In addition, no person shall be obligated to contribute hereunder any amounts of payment for any settlement of any actions or claim effected without such person's consent, which consent shall not be unreasonably withheld.

         7.7. Information by Holder. The Purchaser shall furnish to the Company such information regarding Purchaser and the distribution proposed by Purchaser as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 7.

         7.8. Rule 144 Requirements. With a view to making available to the Purchaser the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit Purchaser to sell securities of the Company to the public without registration, the Company agrees to use all commercially reasonable efforts to:

         (a) make and keep public information available, within the meaning of Rule 144;

         (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act; and

         (c) furnish to Purchaser upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

         7.9. Non-transferable Rights. The rights granted to the Purchaser under Section 7 may not be transferred, assigned or succeeded to except by an affiliate (as defined in Securities Exchange Act of 1934, as amended) of the Purchaser.

8. Successors and Assigns. Subject to Sections 3.1, 3.2 and 7.9, the provisions of this Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties hereto.

9. Survival of Representations and Warranties. The representations, warranties, covenants and agreements contained in this Agreement shall survive and remain in full force and effect for one years after Closing, without regard to any investigation made at any time by the Purchaser or on its behalf.

10. Dispute Resolutions. All disputes under this Agreement shall be settled, if possible, through good faith negotiations between the parties. In the event such good faith negotiations are unsuccessful, either party may, after 30 days' written notice to the other, submit the matter in dispute to the American Arbitration Association ("AAA") to be settled by arbitration by a panel of three arbitrators in New York, New York in accordance with the commercial arbitration rules of the AAA. Each party shall appoint one arbitrator and the two arbitrators so named will select the third, who shall act as chair of the arbitration panel. If one party fails to appoint its arbitrator or if the parties' arbitrators cannot agree on the selecting of the third, the AAA shall make the necessary appointments. The arbitrators shall have the authority to grant specific performance and to allocate between the parties the costs of arbitration in such equitable manner as they may determine. Upon reasonable notice and prior to any hearing, the parties will allow document discovery and will disclose all materials relevant to the subject matter of the dispute within 60 days following selection of the arbitrators. The arbitrators shall make final determinations as to any discovery disputes. A hearing on the matter in dispute shall commence within 90 days following selection of the arbitrators and the decision of the arbitrators shall be rendered no later than 60 days after commencement of such hearing. The determination of the arbitrators shall be conclusive and binding upon the parties and judgment may be entered thereon and enforced by any court of competent jurisdiction, including the courts of the State of New York or the United States District Court for the Southern District of New York, and each party hereby irrevocably consents to the jurisdiction of such courts for such purpose.

11. Notices. Any notice or other communication hereunder shall be in writing and shall be deemed given when so delivered in person, by overnight courier (with receipt confirmed) or by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or on the tenth business day after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows (or to such other persons' address as may be specified in writing to the other party hereto):

         (a)     If to the Company, to:

                          Texas Biotechnology Corporation
                          7000 Fannin, Suite 1920
                          Houston, Texas  77030
                          Attention:  President
                          Telephone:  (713) 796-8822
                          Facsimile:  (713) 796-8232

         (b)     If to the Purchaser, to:

                          SmithKline Beacham plc
                          c/o SmithKline Beecham Corporation
                          One Franklin Plaza
                          Philadelphia, Pennsylvania 19102
                          Attention: Mr. Graham Brazier
                          Telephone: (215) 751-7303
                          Facsimile:   (215) 751-4253

12. Brokers. The Company and the Purchaser each agree that it shall indemnify and hold harmless the other from and against any and all claims, liabilities, or obligations with respect to brokerage or finders' fees or commissions or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any agreement, statement or representation alleged to have been made by such party.

13. Entire Agreement. This Agreement contains the entire agreement and understanding of the parties hereto, and supersedes any prior agreements or understandings between or among them, with respect to the subject matter hereof. The Purchaser acknowledges and agrees that it is relying solely on the representations and warranties made by the Company in this Agreement in connection with the purchase of the Purchased Shares and the Additional Purchased Shares, it is not relying on any other information of any type concerning the Company, and that it has conducted its own due diligence investigation regarding the Business of the Company.

14. Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended with the written consent of the Company and the Purchaser. Any provision hereof may be waived by the party entitled to the benefits thereof in the manner set forth in the preceding sentence. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

15. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16. Captions. The captions of the sections, subsections and paragraphs of this Agreement has been added for convenience only and shall not be deemed to be a part of this Agreement.

17. Severability. Each provision of this Agreement shall be interpreted in such manner as to validate and give effect thereto to the fullest lawful extent, but if any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable under applicable law, such provision shall be ineffective only to the extent so determined and such invalidity or unenforceability shall not affect the remainder of such provision or the remaining provisions of this Agreement.

18. Governing Law. This Agreement shall be governed by and interpreted and construed in accordance with the laws of Delaware.

         IN WITNESS WHEREOF, the Company and the Purchaser have executed and delivered this Agreement as of the date first above written.

                                        TEXAS BIOTECHNOLOGY CORPORATION



                                        By:      David B. McWilliams
                                                 ------------------------------
                                        Name:    /s/ David B. McWilliams
                                                 ------------------------------
                                        Title:   President
                                                 ------------------------------


                                        Purchaser:

                                        SMITHKLINE BEECHAM PLC


                                        By:      A. Karabelas
                                                 ------------------------------
                                        Name:    /s/ A. Karabelas
                                                 ------------------------------
                                        Title:   Executive Vice President
                                                 ------------------------------

                              DISCLOSURE SCHEDULE


PARAGRAPH 2.3 - CAPITALIZATION

Common Stock Purchase Option

         Pursuant to the Common Stock Purchase Agreement between Texas Biotechnology Corporation ("TBC") and LG Chemical, Ltd. ("LG"). LG has the right to purchase $5,000,000 in common stock of TBC on September 30, 1997 or December 31, 1997. The price of the common stock shall be negotiated between TBC and LG, however if the price is not negotiated prior to the deadline the option shall not be exercisable on the exercise date.

Registration Rights

         Richard A.F. Dixon - Pursuant to an agreement dated February 23, 1990, Dr. Dixon has registration rights afforded to other Founders of the Company. No rights have been given to other Founders other than Dr. Willerson.

         James T. Willerson - Pursuant to a letter agreement dated March 6, 1990, Dr. Willerson has registration rights afforded to other Founders of the Company. No rights have been given to other Founders other than Dr. Dixon.

PARAGRAPH 2.9 - PROPRIETARY RIGHTS: INTELLECTUAL PROPERTY

         An interference has been declared by the U.S. Patent and Trademark Office between a U.S. patent owned by the Company, U.S. Patent No. 5,464,853, and a patent application assigned to Bristol Myers Squibb Corporation to determine the first inventor. The subject matter of this interference relates to compounds that modulate the activity of endothelin. These compounds that are the subject matter of the interference are not currently of any potential commercial interest to the Company.





                                       1